Consent of Independent Registered Public Accounting Firm

The Board of Directors
Matrix Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-75000, 333-40482, and 333-36671) on Forms S-8 and registration statement (No. 333-130550) on Form S-3 of Matrix Bancorp, Inc. of our report dated March 15, 2006, relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of Matrix Bancorp, Inc. for the year ended December 31, 2005.

McGLADREY & PULLEN, LLP

Denver, Colorado
March 15, 2006